Exhibit 3.4

AMENDED AND RESTATED BYLAWS

OF

LIBERMAN BROADCASTING, INC.

AMENDED AND RESTATED BYLAWS

OF

LIBERMAN BROADCASTING, INC.

A DELAWARE CORPORATION

ARTICLE I

OFFICES

Section 1.1    Principal Office.

(a) The principal executive office of Liberman Broadcasting, Inc. (herein called the “Corporation”) shall be at such place established by the Board of Directors (the “Board”) in its discretion.

(b) The Board shall have full power and authority to change the location of the principal executive office.

Section 1.2    Registered Office.

The registered office in the State of Delaware is hereby fixed and located at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The Board is hereby granted full power and authority to change the place of said registered office within the State of Delaware.

Section 1.3    Other Offices.

The Corporation may also have from time to time branch or substitute offices at such other places as the Board may deem appropriate.

ARTICLE II

STOCKHOLDERS’ MEETINGS

Section 2.1    Place.

Meetings of the stockholders shall be at such place within or outside the State of Delaware as the Board shall designate by resolution. In the absence of such designation, stockholders’ meetings shall be held at the principal executive office of the Corporation.

Section 2.2    Annual Meetings.

The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such time, date and place as determined by resolution of the Board.

Notice of each meeting of the stockholders shall be given by the Corporation either personally or by mail or other lawful means to each stockholder of record entitled to vote at such meeting not less than ten (10) days nor more than sixty (60) days before each annual meeting. Such notices shall specify the place, the day and the hour of such meeting, the names of the nominees for election and those matters which the Board intends to present for action by the stockholders, and shall state such other matters, if any, as may be expressly required by statute. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such stockholder’s address as it appears on the books of the Corporation. Without limiting the foregoing, any notice to stockholders given by the Corporation pursuant to these Amended and Restated Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any previously scheduled annual meeting of the stockholders may be postponed by resolution of the Board.

Section 2.3    Special Meetings.

Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called at any time only by a majority of the total number of authorized directors, the Chairman of the Board, Chief Executive Officer, the President or the Executive Vice President. Said notice shall specify the purpose for which such special meeting is called. Such meetings shall be held at the place, on the date and at the time as they or he or she shall fix. Unless otherwise required by Delaware General Corporation Law (“DGCL”), the written notice of any special meeting shall be given to the stockholders not less than 10 nor more than 60 days before the date of the meeting. No business shall be transacted at a special meeting except as stated in the notice sent to stockholders.

Section 2.4    Nomination and Stockholder Business.

(a) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 2.2 of these Amended and Restated Bylaws, (B) by or at the direction of the Board, or (C) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.4, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.4.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of subparagraph (a)(1) of this Section 2.4, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive office of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event will the public announcement of an adjourned or postponed meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to brought before the meeting (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Amended and Restated Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(3) Notwithstanding anything in the second sentence of subparagraph (a)(2) of this Section 2.4 to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.4 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which, pursuant to the Corporation’s notice of meeting, directors are to be elected either (A) by or at the direction of the Board or (B) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.4, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.4. Nominations by stockholders of persons for election to the Board may be made at such special meeting of stockholders if the stockholder’s notice required by subparagraph (a)(2) of this Section 2.4 shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.4 shall be eligible to be elected as a director at a meeting of the stockholders and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.4. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.4 and, if any proposed nomination or business is not in compliance with this Section 2.4, to declare that such defective proposal shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.4, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(2) For purposes of this Section 2.4, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 2.4, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.4. Nothing in this Section 2.4 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 2.5    Waiver of Notice.

Transactions at a meeting of stockholders, however called and noticed and wherever held, shall be valid as though transacted at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present at the meeting in person or by proxy, gives a waiver of notice. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be in the notice of the meeting but not so included, if that objection is expressly made at the meeting. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. The waiver of notice need not specify either the business to be transacted or the purpose of any annual or special meeting of stockholders.

Section 2.6    Quorum.

A majority of the voting power of the outstanding shares of stock entitled to vote at the meeting, represented in person or by proxy, constitutes a quorum for the transaction of business. No business may be transacted at a meeting in the absence of a quorum other than the adjournment of such meeting, except that if a quorum is present at the commencement of a meeting, business may be transacted until the meeting is adjourned even though the withdrawal of stockholders results in less than a quorum. If a quorum is present at a meeting, the affirmative vote of a majority of the voting power of the outstanding shares of stock entitled to vote at the meeting, represented at the meeting shall be the act of the stockholders unless the vote of a larger number is required by law, the Restated Certificate of Incorporation or these Amended and Restated Bylaws. If a quorum is present at the commencement of a meeting but the withdrawal of stockholders results in less than a quorum, the meeting shall be adjourned and the stockholders may not continue to transact business (other than to adjourn the meeting). Any meeting of stockholders, whether or not a quorum is present, may be adjourned to a later date and time and at the same or a different place by the Chairman of the meeting or by the vote of a majority of the voting power of the outstanding shares of stock entitled to vote at the meeting that are represented at the meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.7    Notice of Adjourned Meetings.

Notice of an adjourned meeting need not be given if (a) the meeting is adjourned for thirty (30) days or less, (b) the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, and (c) no new record date is fixed for the adjourned meeting. Otherwise, notice of the adjourned meeting shall be given as in the case of an original meeting.

Section 2.8    Voting.

Except as provided below or as otherwise provided by the Restated Certificate of Incorporation or by law, a stockholder shall be entitled to one vote for each share held of record on the record date fixed for the determination of the stockholders entitled to vote at a meeting or, if no such date is fixed, the date determined in accordance with law. If any share is entitled to more or less than one vote on any matter, all references herein to a majority or other proportion of shares shall refer to a majority or other proportion of the voting power of shares entitled to vote on such matter. The Board, in its discretion, or the officer presiding at a meeting of stockholders in his discretion, may require that any votes cast at such meeting, including a vote for directors, be by written ballot.

Section 2.9    Participation at Stockholder Meetings by Remote Communications

If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

(a) participate in a meeting of stockholders; and

(b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.10    Proxies.

Except as otherwise provided in the Restated Certificate of Incorporation or by law, a stockholder may be represented at any meeting of stockholders by a written proxy signed by the person entitled to vote or by such person’s duly authorized attorney-in-fact. A proxy must bear a date within one (1) year prior to the meeting, unless the proxy specifies a different length of time. A revocable proxy is revoked by a writing delivered to the Secretary of the Corporation stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy.

Section 2.11    Inspectors of Election.

(a) In advance of a meeting of stockholders, the Board may appoint inspectors of election to act at the meeting. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the Chairman of the meeting may, and on request of a stockholder shall, appoint inspectors of election (or persons to replace those who so fail or refuse) for the meeting. The number of inspectors shall be either one or three. If appointments are to be made at a meeting on the request of a stockholder, the majority of the voting power of the outstanding shares of common stock represented in person or by proxy, shall determine whether the number of inspectors shall be one or three. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

(b) Such inspectors of election shall (i) determine the number of shares outstanding, the number of shares represented at the meeting, the voting power of each share, the existence of a quorum, and the validity of proxies; (ii) receive votes, ballots, or consents; (iii) hear and determine all challenges and questions arising in connection with the right to vote; (iv) count and tabulate votes or consents; (v) determine the result of an election; (vi) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by the inspectors; (vii) certify their determination of the numbers of shares of capital stock of the Corporation represented at the meeting and such inspector’s count of all votes and ballots; (viii) do such other acts as may be proper in order to conduct the election with fairness to all stockholders; and (ix) perform such other duties as may be prescribed by law. The Chairman of the meeting shall announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting. If there are three inspectors of election, the decision of a majority shall be effective in all respects as the decision of all.

Section 2.12    List of Stockholders.

The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number and class of shares registered in the name of each stockholder. If the meeting is held at a place, then the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communications, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting.

Section 2.13    Action without Meeting.

Subject to Section 228 of DGCL, any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing setting forth the action so taken, shall be signed by the stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all the shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office (by hand or by certified or registered mail, return receipt requested), its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the corporate action without a meeting or by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

Section 3.1    Powers and Duties.

The business and affairs of the Corporation shall be managed and all corporate powers shall be exercised, by or under the direction of the Board, subject to any limitations contained in these Amended and Restated Bylaws, the Restated Certificate of Incorporation or DGCL. The Board may delegate the management of the day-to-day operation of the business of the Corporation, provided that the business and affairs of the Corporation shall remain under the ultimate direction of the Board.

Section 3.2    Number of Directors.

The exact number of directors shall be fixed from time to time by the Board.

Section 3.3    Continuing Directors.

In the event of any increase or decrease in the authorized number of directors each director then serving as such shall nevertheless continue as a director until the expiration of his current term, or his prior death, retirement, resignation or removal.

Section 3.4    Nominations.

Subject to Section 2.4 of these Amended and Restated Bylaws, the Board shall have the power and authority to nominate candidates for election to the Board.

Section 3.5    Term of Office.

Each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal.

Section 3.6    Resignation.

A director may resign by giving written notice to the Board, the Chairman of the Board, the Vice Chairman of the Board, the President or the Secretary. Such resignation shall take effect upon receipt of such notice or at a later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If the resignation of a director is effective at a future time, the Board may elect a successor to take office when the resignation becomes effective.

Section 3.7    Vacancies.

Should a vacancy occur or be created on the Board through an increase in the exact number of directors within the authorized range set forth in Section (D)(1) of the Corporation’s

Restated Certificate of Incorporation, such vacancy shall be filled by a majority vote of then serving directors or by an affirmative vote of the holders of not less than a majority of the voting power of the outstanding shares of common stock. If, during the interval between annual meetings of stockholders for the election of directors, any vacancies exist or are created, by reason of resignation, death or removal, the vacancy or vacancies in the directors may be filled by a majority vote of the remaining directors or by an affirmative vote of the holders of not less than a majority of the voting power of the outstanding shares of common stock.

Section 3.8    Place of Meeting.

The Board may by resolution designate a place within or without the State of Delaware, including a location in Burbank, California or any other location, where a regular or special meeting of the Board shall be held. In the absence of such designation, meetings of the Board shall be held at a location in Burbank, California designated by the Chairman of the Board.

Section 3.9    Meetings by Conference Telephone.

A meeting of the Board may be held through the use of conference telephone or other communications equipment, so long as all members participating in such meeting can hear one another. Participation in such a meeting shall constitute presence at such meeting. Directors are entitled to participate in any and all Board meetings through the use of conference telephone or other communications equipment. No director shall be excluded from any Board meeting or any portion of a Board meeting because such director elects to participate through the use of conference telephone or other communications equipment and the Corporation shall make all necessary arrangements to allow directors to participate in Board meetings through the use of a conference telephone or other communications equipment. No notice of meeting shall require any director to attend a Board meeting in person.

Section 3.10    Meetings.

Meetings of the Board shall be held at the times fixed by resolutions of the Board or upon call of the Chairman of the Board or of the President or any three directors. The Secretary or officer performing his or her duties shall give reasonable notice (which shall not in any event be less than two (2) days) of all meetings of directors, provided that a meeting may be held without notice immediately after the annual election, and notice need not be given of regular meetings held at times fixed by resolution of the Board. Meetings may be held at any time without notice if all of the directors are present or if those not present waive notice either before or after the meeting. Notice by mail, telecopy, telegraph or electronic transmission to the usual business or residence address of the directors not less than the time above specified before the meeting shall be sufficient.

Section 3.11    Waiver of Notice.

Transactions at any meeting of the Board, however called and noticed and wherever held, shall be valid as though transacted at a meeting duly held, after regular call and notice, if (i) a quorum is present, (ii) no director present protests lack of notice prior to the commencement of the meeting, and (iii) each director not present at the meeting gives a written waiver of notice, a consent to holding such meeting, or an approval of the minutes thereof. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 3.12    Quorum.

A majority of the authorized number of directors shall constitute a quorum for the transaction of business. Except as otherwise provided by the Restated Certificate of Incorporation or these Amended and Restated Bylaws, every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board. A majority of the directors present at a meeting, whether or not a quorum is present, may adjourn the meeting to another time and place.

Section 3.13    Adjournment and Notice Thereof.

Any meeting of the Board, whether or not a quorum is present, may be adjourned by a majority vote of the directors present. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

Section 3.14    Action Without Meeting.

Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board individually or collectively consent to such action in writing in accordance with applicable law. Any consent in writing or by electronic transmissions shall be filed with the minutes of the proceedings of the Board. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such action by written consent shall have the same force and effect as a unanimous vote of the directors at a duly held meeting of the Board.

Section 3.15    Compensation.

Directors and members of committees may be paid such compensation for their services as may be determined by resolution of the Board. This section shall not be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.

Section 3.16    Committees.

(a) The Board may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. In the absence or disqualification of any member of a committee of the Board, the other members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act in the place of such absent or disqualified member. The Board may designate one or more directors as alternate members of a committee who may replace any absent member at any meeting of the committee. To the extent permitted by resolution of the Board, a committee may exercise all of the authority of the Board to the extent permitted by Section 141(c)(2) of DGCL, except with respect to:

(1) the approval, adoption or recommendation of any action which, under DGCL, also requires stockholders’ approval or approval of the outstanding shares;

(2) the filling of vacancies on the Board or in any committee;

(3) the fixing of compensation of the directors for serving on the Board or on any committee;

(4) the amendment or repeal of these Amended and Restated Bylaws or the adoption of new Bylaws;

(5) the amendment or repeal of any resolution of the Board;

(6) a distribution to the stockholders of the Corporation, except at a rate or in a periodic amount or within a price range determined by the Board; or

(7) the appointment of any other committees of the Board or the members of these committees.

(b) Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Amended and Restated Bylaws, Section 3.8 (place of meeting), Section 3.9 (meetings by conference telephone), Section 3.10 (meetings), Section 3.11 (waiver of notice), Section 3.12 (quorum), Section 3.13 (adjournment and notice), and Section 3.14 (action without meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee; special meetings of committees may also be called by resolution of the Board or by resolution of the committee; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the governance of any committee not inconsistent with the provisions of these Amended and Restated Bylaws.

Section 3.17    Right of Inspection.

Each director shall have the right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the Corporation and its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and make extracts.

ARTICLE IV

OFFICERS

Section 4.1    Officers.

The Corporation shall have (i) a Chairman of the Board or a Chief Executive Officer (or both), (ii) a Secretary, and (iii) a Chief Financial Officer. The Corporation may also have, at the discretion of the Board, a President, one or more Executive Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as the Board may deem appropriate. Any number of offices may be held by the same person.

Section 4.2    Additional Officers.

Officers other than the Chairman of the Board, the Chief Executive Officer, the Secretary, any Vice President and the Chief Financial Officer are herein referred to as Additional Officers. The Board may elect, and may empower the Chief Executive Officer to appoint, such Additional Officers as the Board may deem appropriate. Each Additional Officer shall hold office for such period, shall have such authority, and shall perform such duties, as are provided in these Amended and Restated Bylaws or as the Board may designate.

Section 4.3    Election and Term.

Except as otherwise herein provided, the officers of the Corporation shall be elected by the Board at its regular organizational meeting or at a subsequent meeting. Each officer shall hold office at the pleasure of the Board, or until his death, resignation or removal.

Section 4.4    Resignation and Removal.

(a) An officer may resign at any time by giving written notice to the Corporation. Such resignation shall be without prejudice to any rights the Corporation may have under any contract to which the officer is a party. Such resignation shall take effect upon the receipt of such notice or at a later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(b) The Board may remove any officer with or without cause, and such action shall be conclusive upon the officer so removed. The Board may authorize any officer to remove subordinate officers. Any removal shall be without prejudice to rights the officer may have under any employment contract with the Corporation.

Section 4.5    Vacancies.

A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these Amended and Restated Bylaws for election or appointment to such office.

Section 4.6    Chairman of the Board; Chief Executive Officer.

The Chairman of the Board shall preside at all meetings of the Board at which he or she is present and shall exercise and perform such other powers and duties as may be prescribed by the Board or these Amended and Restated Bylaws. Even if there is a President, the Chairman of the Board shall in addition be the Chief Executive Officer of the Corporation unless another person shall have been appointed as Chief Executive Officer. The Chief Executive Officer of the Corporation shall have and be vested with general supervisory power and authority over the business and affairs of the Corporation. He or she shall see that all orders and resolutions of the Board are carried into effect. He or she shall sign or countersign or authorize another officer of the Corporation to sign all certificates contracts, and other instruments of the Corporation as authorized by the Board, shall make reports to the Board and stockholders and shall perform all such other duties as may be directed by the Board or these Amended and Restated Bylaws.

The President shall, in the event of absence, disability or refusal to act of the Chief Executive Officer, perform the duties and exercise the powers of the Chief Executive Officer, and shall have such powers and discharge such duties as may be assigned from time to time by the Board.

Section 4.7    Vice Chairman.

If the Board appoints a Vice Chairman of the Board, he or she shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board (other than the duties and powers of the Chief Executive Officer) and shall perform such other duties and possess such other powers as are assigned by the Board.

Section 4.8    President.

The President shall have and be vested with general supervisory power and authority over the business and affairs of the Corporation and shall perform all such duties as may be directed by the Board or these Amended and Restated Bylaws, subject at all times to the authority of the Chief Executive Officer. The President shall also have and exercise all of the duties, power and authority prescribed for the Chief Executive Officer except with respect to such specific authority as is reserved for the Chief Executive Officer.

Section 4.9    Executive Vice President.

The Executive Vice President shall have such powers and duties as may be prescribed by the Board or the President. The Executive Vice President shall, in the absence or disability of the President, perform all the duties of the President; and when so acting the Executive Vice President shall have all the powers of the President.

Section 4.10    Vice Presidents.

Vice Presidents shall have such powers and duties as may be prescribed by the Board, the Chief Executive Officer, the President or the Executive Vice President.

Section 4.11    Chief Financial Officer.

The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board. He or she shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the Board or these Amended and Restated Bylaws.

If there be any Treasurer, the Treasurer shall, in the event of absence, disability or refusal to act of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer, and shall have such powers and discharge such duties as may be assigned from time to time by the President or by the Board.

Section 4.12    Secretary.

(a) The Secretary shall keep or cause to be kept full and accurate records of all meetings of stockholders and all meetings of directors. Such records shall include books of minutes of all meetings of stockholders, meetings of the Board, and meetings of committees. The information in such books of minutes shall include the names of those present at Board and committee meetings and the number of shares represented at stockholders’ meetings.

(b) The Secretary shall give or cause to be given notice of all meetings of stockholders, of the Board, and of any committees, whenever such notice is required by law or these Amended and Restated Bylaws.

(c) The Secretary shall keep or cause to be kept at the principal executive office, or at the office of the Corporation’s transfer agent or registrar if either be appointed, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

(d) The Secretary shall keep or cause to be kept a copy of these Amended and Restated Bylaws of the Corporation at the principal executive office.

(e) The Secretary shall keep the corporate seal in safe custody.

(f) The Secretary shall have all the powers and duties ordinarily incident to the office of a secretary of a corporation and such other duties as may be prescribed by the Board.

(g) If there be any Assistant Secretaries, one or more Assistant Secretaries, in order of seniority, shall, in the event of the absence, disability or refusal to act of the Secretary, perform the duties and exercise the powers of the Secretary, and shall have such powers and discharge such duties as may be assigned from time to time by the President or by the Board.

Section 4.13    Compensation.

The Board may fix, or may appoint a committee to fix, the compensation of all officers and employees of the Corporation. The Board may authorize any officer upon whom the power of appointing subordinate officers may have been conferred to fix the compensation of such subordinate officers.

ARTICLE V

DIVIDENDS AND FINANCE

Section 5.1    Dividends.

(a) Dividends upon the capital stock of the Corporation, subject to the provisions of the Restated Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Restated Certificate of Incorporation.

(b) Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 5.2    Deposits and Withdrawals.

The monies of the Corporation shall be deposited in the name of the Corporation in such bank or banks or trust company or trust companies as the Board shall designate, and shall be drawn out only by check signed by persons designated by resolutions of the Board.

Section 5.3    Fiscal Year.

The fiscal year of the Corporation shall begin the first day of January and end on the last day of December of each year.

ARTICLE VI

INDEMNIFICATION

Section 6.1    Right to Indemnification.

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of the Corporation.

Section 6.2    Prepayment of Expenses.

The Corporation shall pay the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

Section 6.3    Claims.

If a claim for indemnification or payment of expenses under this Article is not paid in full within sixty days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

Section 6.4    NonExclusivity of Rights.

The rights conferred on any person by this Article VI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.5    Other Indemnification.

The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

Section 6.6    Amendment or Repeal.

Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VII

MISCELLANEOUS

Section 7.1    Record Date.

The Board may fix a time, in the future, not more than sixty (60) nor less than ten (10) days prior to the date of any meeting of stockholders, nor more than sixty (60) days prior to the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares, and in such case except as provided by law, only stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive such dividend, distribution or allotment of rights, or to exercise such rights as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board fixes a new record date.

Section 7.2    Maintenance of Share Register.

The Corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each stockholder.

Section 7.3    Interested Directors; Quorum.

No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

Section 7.4    Registered Stockholder.

Subject to ARTICLE IX of the Restated Certificate of Incorporation, registered stockholders only shall be entitled to be treated by the Corporation as the holders in fact of the shares standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by DGCL.

Section 7.5    Inspection of Records.

The Board shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board or the stockholders of the Corporation.

Section 7.6    Inspection of Bylaws.

The Corporation shall keep at its principal executive office the original or a copy of these Amended and Restated Bylaws as amended to date, which copy shall be open to inspection by stockholders at reasonable times during office hours.

Section 7.7    Corporate Seal.

The corporate seal shall be circular in form, and shall have inscribed thereon the name of the Corporation, the date of its incorporation and the word “Delaware.”

Section 7.8    Certificates of Stock.

(a) Every holder of shares of the Corporation shall be entitled to receive upon written request certificates certifying the number of shares owned by the stockholder and the class or series of such shares. Each certificate shall be signed in the name of the Corporation by (i) the Chairman of the Board, a Vice Chairman of the Board, the President, or Executive Vice President, and (ii) the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary. Any of the signatures on the certificate may be facsimile. If any officer, transfer agent or registrar whose signature appears on the certificate shall cease to be such an officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such person continued to be an officer, transfer agent or registrar at the date of issue.

(b) To the fullest extent permitted by law, certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board may lawfully provide; provided, however, that on any certificate issued to represent any partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereof shall be stated.

(c) Except as provided in this Section 7.8, no new certificate for shares shall be issued in lieu of an old one unless the old certificate is surrendered and canceled at the same time. The Corporation may, however, in case any certificate is alleged to have been lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof; and the Corporation may require that it be given a bond or other adequate security sufficient to indemnify the Corporation against any claim that may be made against it (including expense or liability) on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

(d) Prior to due presentation of transfers for registration in the stock transfer book of the Corporation, the registered owner of shares shall be treated as the person exclusively entitled to vote, to receive notice, and to exercise all other rights and receive all other entitlements of stockholders, except as may be provided otherwise by Delaware law.

Section 7.9    Execution of Written Instruments.

As used in these Amended and Restated Bylaws, the term “written instruments” includes without limitation any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance, and any assignment or endorsement of the foregoing. All written instruments shall be binding upon the Corporation if signed on its behalf by the Chairman of the Board, the

President or the Executive Vice President or if signed in such other manner as may be authorized by the Board, or within the agency power of the officer executing it, so long as the party seeking to enforce such obligations had no actual knowledge that the signing officer was without authority to execute such written instrument.

Section 7.10    Representation of Shares of Other Corporations.

The Chairman of the Board, President, Executive Vice President, any Vice President, the Secretary, the Chief Financial Officer and such other officers as the Board may designate by resolution are each authorized to exercise on behalf of the Corporation all rights incident to shares of any other corporation standing in the name of the Corporation.

Section 7.11    Construction.

Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in DGCL shall govern the construction of these Amended and Restated Bylaws. Without limiting the generality of this provision, the singular includes the plural, plural number includes the singular, and the term “person” includes both a corporation and a natural person.

Section 7.12    Amendment of These Amended and Restated Bylaws.

Subject to restrictions contained in the Corporation’s Restated Certificate of Incorporation, these Amended and Restated Bylaws, or any of them, may be amended, altered or repealed and new Bylaws may be adopted, in each case in any manner not inconsistent with DGCL or the Restated Certificate of Incorporation, by the affirmative vote of at least a majority of the members of the Board or an affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of common stock of the Corporation. Notwithstanding the foregoing, no amendment, modification or waiver shall be binding or effective with respect to Section 2.13 or this Section 7.12 without the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of common stock of the Corporation.

Section 7.13    Restrictions on Ownership, Voting and Transfer Right to Redeem.

Article IX of the Corporation’s Restated Certificate of Incorporation restricts the ownership, voting and transfer of shares of capital stock of the Corporation to the extent necessary to prevent ownership of such shares by “Aliens” (as defined in the Restated Certificate of Incorporation) from violating the Communications Act of 1934, as amended (the “Communications Act”), and the regulations of the Federal Communications Commission (the “FCC Regulations”). In addition, Article IX of the Corporation’s Restated Certificate of Incorporation entitles the Corporation to redeem shares of capital stock determined by the Board to be owned beneficially by an Alien or Aliens (as defined therein) to the extent necessary in the sole judgment of the Board to comply with the alien ownership restrictions of the Communications Act or FCC Regulations. Each certificate representing shares of capital stock of the Corporation shall contain a legend referencing such restrictions and right of the Corporation to redeem set forth in Article IX of the Restated Certificate of Incorporation.